                                    EXHIBIT E

                               FIRST AMENDMENT TO
                   THE AMENDED AND RESTATED LIMITED LIABILITY
                    COMPANY AGREEMENT OF DAKOTA HOLDINGS, LLC


         THIS AGREEMENT is made effective as of the 27th day of December, 2000, by and among PEPSI-COLA METROPOLITAN BOTTLING COMPANY, a corporation formed under the laws of the State of New Jersey (hereinafter referred to as "Metro"), BEVERAGES, FOOD & SERVICE INDUSTRIES, INC., a corporation formed under the laws of the State of Delaware (hereinafter referred to as "BFSI"), BEVERAGE INVESTMENT, LLC, a limited liability company formed under the laws of the State of Minnesota (hereinafter referred to as "Beverage Investment"), and POHLAD COMPANIES, a corporation formed under the laws of the State of Minnesota (hereinafter referred to as "Pohlad Companies") (each a "Member" and collectively, the "Members"), and PEPSICO, INC., a corporation formed under the laws of the State of North Carolina ("PepsiCo"). All capitalized terms which are not defined herein shall have the meaning ascribed to them in the LLC Agreement.

     WHEREAS, Metro and Midwest Beverage Holdings, LLC, a Minnesota limited liability company ("Midwest"), have entered into that certain Membership Interest Purchase Agreement dated December 27, 2000, pursuant to which Midwest will acquire from Metro thirteen and seventy one one-hundredths percent (13.71%) of the Class A Membership Interest in the Company (the "Transfer"); and

     WHEREAS, the parties now wish to amend the Agreement in order to reflect the changes noted above;

     NOW, THEREFORE, the parties agree as follows:

     1. Following the Transaction each Member of Dakota shall have the respective percentage interest in the Company as set forth on the attached
Schedule I.

     2. All other provisions of the Agreement shall remain unchanged by this Amendment.

     3. The effective date of the provisions herein shall be as of December 27, 2000.

     4. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties shall not have signed the same counterpart.

                               E-1


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         IN WITNESS WHEREOF, the parties hereto have subscribed and sworn to this Agreement as of the day and year first written above.

                               MEMBERS:

                               PEPSI-COLA METROPOLITAN
                               BOTTLING COMPANY


                               By:  /s/ W. Timothy Heaviside
                               Its:  Vice President


                               BEVERAGES, FOOD & SERVICE
                               INDUSTRIES, INC.


                               By:  /s/ Robert K. Biggart
                               Its:  Vice President


                               BEVERAGE INVESTMENT, LLC


                               By:  /s/ John F. Bierbaum
                               Its:  Vice President


                               POHLAD COMPANIES


                               By:  /s/ John F. Bierbaum
                               Its:  Vice President and Chief Financial Officer


                               PEPSICO, INC.


                               By:  /s/ W. Timothy Heaviside
                               Its:  Vice President


                               MIDWEST BEVERAGE HOLDINGS, LLC


                               By:  /s/ John F. Bierbaum
                               Its:  Vice President

                                   SCHEDULE 1

                          CLASS A MEMBERSHIP INTERESTS


Pepsi-Cola Metropolitan Bottling Company, Inc.                    16.39%

Beverages, Food & Service Industries, Inc.                          3.4%

Pohlad Companies                                                   66.5%

Midwest Beverage Holdings, LLC                                    13.71%

                          CLASS B MEMBERSHIP INTERESTS


Pepsi-Cola Metropolitan Bottling Company, Inc.                      5.0%

Pohlad Companies                                                   95.0%


                               E-3